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                                                                    EXHIBIT 99.2



                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                                             )      Chapter 11
                                                   )
METROCALL, INC., et al.,(1)                        )      Case No. 02-11579 (RB)
                                                   )      (Jointly Administered)
                             Debtors.              )


              NOTICE OF INTERIM ORDER LIMITING THE SALE OR TRANSFER
                 OF COMMON STOCK, PREFERRED STOCK AND INTERESTS
            THEREIN OF METROCALL, INC. PURSUANT TO THE AUTOMATIC STAY

TO ALL PERSONS OR ENTITIES HOLDING COMMON STOCK OR PREFERRED STOCK OF METROCALL, INC., INCLUDING BUT NOT LIMITED TO ANY WARRANTS, OPTIONS OR OTHER RIGHTS TO ACQUIRE SUCH STOCK (COLLECTIVELY, THE "STOCK")

               PLEASE TAKE NOTICE that on June 3, 2002 (the "Commencement Date"), Metrocall, Inc. and its direct and indirect wholly-owned subsidiaries (collectively "Metrocall" or the "Debtors") commenced a case under chapter 11 of title 11, United States Code (the "Bankruptcy Code"). Section 362(a) of the Bankruptcy Code operates as a stay of any act to obtain possession of property of the Debtors' estates or of property from the Debtors' estates or to exercise control over property of the Debtors' estates.

               PLEASE TAKE FURTHER NOTICE that on June 4, 2002, the Debtors filed and the Court held a preliminary hearing (the "Hearing") on the Motion of Debtors Pursuant to Sections 362 and 105(A) Of the Bankruptcy Code Establishing Notification Procedures Regarding Applicability of the Automatic Stay Limiting Certain Transfers of Common Stock, Preferred Stock and Interests Therein (the "Motion").

               PLEASE TAKE FURTHER NOTICE that objections or other responses, if any, to entry of a final order on the Motion must be filed with the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, DE 19801 (the "Bankruptcy Court") and served upon the Debtors, with copies served upon (i) Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, Attn: Jeffrey S. Sabin, Counsel to the Debtors, (ii) Pachulski, Stang, Ziehl, Young & Jones, P.C., 919 North Market Street, 16th Floor, Wilmington, DE 19899, Attn: Laura Davis Jones, Co-counsel to the Debtors, (iii) Mayer Brown Rowe & Maw, 1627 Broadway, New York, NY 10019, Attn: Ken Noble, Esquire, Counsel for the Secured Lenders, (iv) the Office of the United States Trustee, 844 King Street, Suite 2313, Wilmington, DE 19801, Attn.: Joseph J. McMahon, Jr., Esquire, no later than JULY 1, 2002 AT 12:00 P.M. (EST).



--------

(1) The Debtors are Metrocall, Inc. and its direct and indirect wholly-owned subsidiaries, Metrocall USA, Inc., Advanced Nationwide Messaging Corporation, MSI, Inc., McCaw RCC Communications, Inc. and Mobilfone Service, L.P.


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               PLEASE TAKE FURTHER NOTICE that if objections or other responses are timely filed in accordance with this Notice, a final hearing on the Motion will be held on JULY 8, 2002 AT 2:30 P.M. before the Honorable Ronald Barliant, United States Bankruptcy Court for the District of Delaware by designation, 844
N. King St., Second Floor, Wilmington, Delaware. If you fail to respond or object in accordance with this notice, the court may grant the final relief requested in the Motion without further notice or hearing.

               PLEASE TAKE FURTHER NOTICE that on June 4, 2002, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") having jurisdiction over these chapter 11 cases approved entry of an interim order on the Motion (i) finding that the Debtors' tax attributes may be property of the Debtors' estates and are may be protected by section 362(a) of the Bankruptcy Code; (ii) finding that unrestricted trading of certain interests in the Debtors could limit the Debtors' ability to utilize their tax attributes for U.S. federal income tax purposes, and (iii) approving the procedures set forth below in order to preserve the Debtors' tax attributes pursuant to sections 362(a) and 105(a) of the Bankruptcy Code (the "Interim Order"). ANY SALE OR OTHER TRANSFER IN VIOLATION OF THE PROCEDURES SET FORTH BELOW MAY BE NULL AND VOID AB INITIO AS AN ACT IN VIOLATION OF THE AUTOMATIC STAY UNDER SECTIONS 362 AND 105(a) OF THE BANKRUPTCY CODE UPON FURTHER HEARING.

               PLEASE TAKE FURTHER NOTICE that the following persons and entities (within the meaning of Section 382 of the Internal Revenue Code) that intend to sell, purchase, trade, assign, acquire, gift or transfer by other means (collectively, a "Transfer") any Metrocall, Inc. common stock or preferred stock, or options, warrants, or other rights therein (the "Stock") must provide notice to the Debtors of any intended Transfer at least five business days prior to such Transfer and must (i) represent in such notice that the proposed Transfer will not and shall not result in an "ownership change" with respect to Metrocall, Inc. within the meaning of section 382 of the Internal Revenue Code and (ii) must set forth with specificity the explanation or details in support of any such representation (a "Transfer Notification"):


                      (a)    any person or entity (within the meaning of Section
                      382) who does not Own (as defined below) any Stock, or who Owns less than 5% of each class of the Stock, that intends to Transfer or otherwise obtain Ownership of an amount which, when added to such person's or entity's total Ownership, if any, equals or exceeds 4.99% of any such class of the Stock,

                      (b)    any person or entity (within the meaning of Section
                      382) that Owns at least 5% of any class of the Stock,

                      and

                      (c) any person or entity (within the meaning of Section
                      382) who Owns less than 5% of each class of the Stock, that intends to Transfer (i) Ownership of an amount which, when added to the acquiring or purchasing person's or entity's total Ownership, if any, would equal or exceed 4.99% of any such class of the Stock held by that acquiring or purchasing party or entity (within the meaning of Section 382) or (ii) to


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                      any party set forth in paragraph (b) above (the proposed
                      Transfers within paragraphs (a), (b) and (c) above are "Restricted Transfers" )and (the persons and entities identified in sub-paragraphs (a), (b) and (c) above are the "Restricted Classes");

               PLEASE TAKE FURTHER NOTICE THAT THE RESTRICTIONS ESTABLISHED IN THE IMMEDIATELY PRECEDING ORDERED PARAGRAPH (AND SUB-PARAGRAPHS) SHALL APPLY ONLY TO THE RESTRICTED TRANSFERS AND THE RESTRICTED CLASSES

               For purposes of this Notice, (i) "Ownership" of a claim against the Debtors shall be determined in accordance with applicable rules under
Section 382 of the Internal Revenue Code and, thus, shall include, but not be limited to, direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries), ownership by members of such person's family and persons acting in concert, and in certain cases, the creation or issuance of an option (in any form), and (ii) any variation of the term "Ownership" (e.g., Own) shall have the same meaning.

               For the purpose of this Notice "ownership change" pursuant to section 382 of the Internal Revenue Code occurs, if "immediately after an owner shift involving a 5-percent shareholder or any equity structure shift (A) the percentage of the stock of the loss corporation owned by one or more 5-percent shareholders has increased by more than fifty (50) percentage points, over (B) the lowest percentage of stock of the loss corporation (or any predecessor corporation) owned by such shareholders at any time during the testing period". (The testing period is the 3 year period preceding the taxable year in which the ownership change occurs.) 26 U.S.C. Section 382(g). There is an owner shift involving a 5-percent shareholder if "there is any change in the respective ownership of stock of a corporation, and ... such change affects the percentage of stock of such corporation owned by any person who is a 5-percent shareholder before or after such change."


               PLEASE TAKE FURTHER NOTICE that pursuant to the Interim Order, Equiserve Trust, N.A., the "Transfer Agent" for Metrocall, Inc. shall be directed not to give effect to any Restricted Transfer of Stock other then in accordance with the procedures set forth in this Notice and the Interim Order.

               PLEASE TAKE FURTHER NOTICE that absent receipt of a written objection by Metrocall, Inc. issued no later than five business days following Metrocall, Inc.'s receipt of any such Transfer Notification, such person or entity issuing the Transfer Notification may then give written notice to the Transfer Agent that no objection to the Transfer Notification was made by Metrocall, Inc. and, in such an event, the Transfer Agent shall be authorized to give effect to and implement the Restricted Transfer

               PLEASE TAKE FURTHER NOTICE that any Transfer Notification set forth herein shall in the case of Metrocall, Inc. and the Debtors be delivered to:

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               Metrocall, Inc.
               6910 Richmond Highway
               Alexandria, Virginia 22306
               Attn:  George Moratis, Vice President of Finance
               Phone: 703-660-6677
               Fax: 703-721-3088

and in the case of the Transfer Agent be delivered to:

               Equiserve Trust, N.A.
               525 Washington Blvd.
               Jersey City, New Jersey  07310
               Attn:  John Piskadlo
               Phone: 201-324-0498
               Fax: 201-222-4679

               FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN THIS NOTICE MAY CONSTITUTE A VIOLATION OF THE AUTOMATIC STAY PRESCRIBED BY SECTION 362 OF THE BANKRUPTCY CODE.

               ANY RESTRICTED TRANSFER OF THE METROCALL, INC. STOCK, IN VIOLATION OF THE BANKRUPTCY COURT'S ORDER MAY BE FOUND TO BE NULL AND VOID AB INITIO AND MAY BE PUNISHED BY CONTEMPT OR OTHER SANCTIONS IMPOSED BY THE BANKRUPTCY COURT UPON FURTHER HEARING.

               PLEASE TAKE FURTHER NOTICE that the requirements set forth in this Notice are in addition to the requirements of Rule 3001(e) of the Federal Rules of Bankruptcy Procedure and applicable securities, corporate, and other laws, and do not excuse compliance therewith.

               PLEASE TAKE FURTHER NOTICE that, subject to certain exceptions, the automatic stay prescribed by section 362 of the Bankruptcy Code also prohibits (i) the commencement or continuation, including the issuance or employment of process, of a judicial, administrative, or other action or proceeding against the Debtors that was or could have been commenced before the Commencement Date, or to recover a claim against the Debtors that arose before the Commencement Date, (ii) the enforcement, against the Debtors or against property of their estates, of a judgment obtained before the Commencement Date,
(iii) any act to obtain possession of property of the Debtors' estates or of property from their estates or to exercise control over property of their estates, (iv) any act to create, perfect, or enforce any lien against property of the Debtors' estates, (v) any act to create, perfect, or enforce against property of the Debtors any lien to the extent that such lien secures a claim that arose before the Commencement Date, (vi) any act to collect, assess, or recover a claim against the Debtors that arose before the Commencement Date,
(vii) the setoff of any debt owing to the Debtors that arose before the

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Commencement Date against any claim against the Debtors, and (viii) the commencement or continuation of a proceeding before the United States Tax Court concerning the Debtors. Parties are directed to review the text of the Bankruptcy Code to understand their rights and obligations.


Dated:   June __, 2002
                              SCHULTE ROTH & ZABEL LLP
                              Jeffrey S. Sabin
                              919 Third Avenue
                              New York, New York 10022
                              Telephone:  (212) 756-2000
                              Facsimile:  (212) 593-5955

                                      and

                              PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.


                              -----------------------------------------------
                              Laura Davis Jones (Bar No. 2436)
                              919 North Market Street, 16th Floor
                              P.O. Box 8705
                              Wilmington, Delaware  19899-8705 (Courier 19801)
                              Telephone:  (302) 652-4100
                              Facsimile:  (302) 652-4400

                              [proposed] Attorneys for the Debtors and Debtors in Possession